UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2013 (January 28, 2013)

American Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10784 (Commission File Number)	65-0203383 (IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida (Address of principal executive offices)		33464 (Zip Code)
(561) 997-7733 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On January 28, 2013, the Board of Directors of American Media, Inc. (the “Registrant”) appointed David R. Hughes to the Board of Directors.  Mr. Hughes was designated to serve on the Board of Directors by the Avenue Stockholders (as defined in the Stockholders' Agreement, dated as of December 22, 2010 (the “Stockholders' Agreement”), among the Registrant and the parties thereto) as a Significant Committee Holder Designated Director (as defined in the Stockholders' Agreement) pursuant to the terms of the Stockholders' Agreement. At this time, Mr. Hughes has not been appointed to any committees of the Board of Directors.  If the Board of Directors determines to appoint Mr. Hughes to a committee of the Board of Directors at a later time, the Registrant will file a Current Report on Form 8-K at such time. Mr. Hughes was appointed to the Board of Directors to fill the vacancy created by the resignation on January 16, 2013 of Daniel Flores, a Significant Committee Holder Designated Director appointed by the Avenue Stockholders.
A copy of the press release announcing the appointment of Mr. Hughes to the Board of Directors of the Registrant is attached to this Current Report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index immediately following the signature page.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA, INC.
(Registrant)

Dated: January 31, 2013	By:	/s/ Eric S. Klee
Name: Eric S. Klee
Title: Vice President, Secretary and Deputy General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 31, 2013 announcing the appointment of David R. Hughes to the Registrant's Board of Directors.

Exhibit 99.1

AMERICAN MEDIA, INC. APPOINTS DAVID R. HUGHES TO THE BOARD OF DIRECTORS
NEW YORK, January 31, 2013 /PRNewswire/ - David J. Pecker, Chairman, President and CEO of American Media, Inc. (AMI), today announced the appointment of David R. Hughes to the Board of Directors, effective as of January 28, 2013.
Mr. Hughes currently serves as Corporate Executive Vice President, Chief Financial Officer and Corporate Secretary of Trump Entertainment Resorts, Inc. which he joined in November 2010. Mr. Hughes was previously employed by MTR Gaming Group, Inc. where he was Corporate Executive Vice President and Chief Financial Officer from May 2008 through November 2010 and held positions of increasing responsibility, including Corporate Executive Vice President Strategic Operations and Chief Operating Officer, from 2003 to 2008.
“We are honored to have David Hughes join our Board of Directors,” said David J. Pecker, AMI's Chairman, President and CEO. “David is a fantastic addition to the Board of Directors based on his more than twenty-six years of operational and financial experience.”
About American Media, Inc.
American Media, Inc. (AMI) owns and operates the leading print and digital celebrity and health and fitness media brands in the United States. AMI's titles include Star, OK!, National Enquirer, Globe, Country Weekly, Soap Opera Digest, Shape, Men's Fitness, Muscle & Fitness, Flex, Muscle & Fitness Hers, Fit Pregnancy and Natural Health. AMI also manages 18 different digital sites including RadarOnline.com, OKmagazine.com, CountryWeekly.com, Shape.com, MensFitness.com, MuscleandFitness.com and FitPregnancy.com. AMI's magazines have a combined total circulation of 7.4 million and reach more than 61 million men and women each month. AMI's digital properties reach an average of 34 million unique visitors and 169 million page views monthly.

Contact
Eric S. Klee, American Media, Inc., (917) 256-5483